EXHIBIT 10.3

REAL ESTATE PURCHASE AGREEMENT

THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement") is made as of November 8, 2004, between and among Ronald E. Snider, Vivian D. Snider, and Ron Snider Family Limited Partnership (collectively the "Real Property Seller"), and Great American Family Parks, Inc. (the "Purchaser").

WHEREAS, the Real Property Seller is the owner of certain real property located in Troup County, Georgia, upon which Ron Snider & Associates, Inc., a Georgia corporation (the “Asset Seller”), operates a business under the trade name of  “Wild Animal Safari” (the “Business”); and

WHEREAS, contemporaneously herewith, Purchaser is entering into an asset purchase agreement with the Asset Seller for the purchase of substantially all of the operating assets of the Business (the “Asset Purchase Agreement”); and

WHEREAS, Purchaser wishes to purchase the real property upon which the Business is located (which real property is the subject of this Agreement) from the Real Property Seller simultaneously with the purchase from the Asset Seller of the assets described in the Asset Purchase Agreement;

NOW THEREFORE, IN CONSIDERATION of the premises, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  Purchase and Sale.  The Real Property Seller agrees to sell and Purchaser agrees to buy that certain real estate located in Troup County, Georgia, more particularly described on Attachment I attached hereto and incorporated herein by reference, together with all buildings, structures, improvements and fixtures located thereon, including all electrical, mechanical, plumbing and other building systems, fire protection, security and surveillance systems, telecommunications, computer, wiring and cable installations, utility installations, water distribution systems, and landscaping, together with all easements and other rights and interests appurtenant thereto (including air, oil, gas, mineral and water rights) owned by the Real Property Sellers (to the extent that any such buildings and other improvements are not being purchased under the Asset Purchase Agreement), and all trees and timber situated thereon, but excluding the carport structure presently used to shelter a motor home owned by Ronald E. Snider (collectively called herein the "Real Property"). The conveyance of the Real Property shall be by the Warranty Deed (as hereinafter defined).

2.  Real Property Purchase Price.

(a) The purchase price of the Real Property (the “Real Property Purchase Price”) shall be Four Million and 0/100 Dollars ($4,000,000.00), which Real Property Purchase Price shall be paid as follows:

(i) At the Closing (as hereinafter defined) in cash, certified funds, or by wire transfer, as adjusted by the hereinafter specified closing prorations, the sum of Two Million and 0/100 Dollars ($2,000,000.00); and

(ii) The balance of the Real Property Purchase Price in the form of Purchaser’s promissory note payable to the order of the Real Property Seller (the “Note”).

(b) The Note shall be in the form attached hereto as Exhibit A.  The Note shall bear interest at seven and one-half percent (7.5%) per annum and shall provide for eighty-three (83) equal monthly payments of principal and interest inclusive of $30,676.00, together with one additional and final payment in the amount of any unpaid principal and accrued interest thereon, with the first such payment being due and payable by the Purchaser to the Real Property Seller on the first day of the first calendar month following the Closing.  The Note shall be secured by (i) the Security Deed described in the Asset Purchase Agreement (the “Security Deed”), which shall be a first priority encumbrance against the Real Property, and (ii) the Security Agreement described in the Asset Purchase Agreement (the “Security Agreement”).  The Note shall contain no prepayment premium or penalty.

(c)  On or before the Final Acceptance Date hereof (and for purposes of this Agreement the Final Acceptance Date shall be the later of the dates shown beneath the signatures of The Real Property Seller and Purchaser below), Purchaser shall have deposited with the Escrow Agent of the Escrow Agreement described in the Asset Purchase Agreement (the “Escrow Agreement”) the Escrow Money as described in the Escrow Agreement (the "Escrow Money") to be held and distributed in accordance with the terms of the Escrow Agreement. The Escrow Money shall be held in escrow to be applied (i) for the Purchaser's benefit against the Real Property Purchase Price and the Purchase Price of the Assets (as defined in the Asset Purchase Agreement) at the Closing (as hereinafter described), or (ii) as otherwise provided for by the Asset Purchase Agreement and the Escrow Agreement.

3.  Warranties and Representations.

(a) As an inducement to Purchaser to enter into this Agreement and to purchase the Real Property, the Real Property Seller makes the following warranties and representations to Purchaser and makes the following agreements:

(1) The Real Property Seller has good and marketable, fee simple title to the Real Property and at the time of Closing, the Real Property Seller will convey such title to Purchaser by the Warranty Deed, except for (i) real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to the Real Property which are not due and payable as of the Closing Date, or which are being contested in good faith and for which appropriate reserves have been established in accordance with the accounting methods employed by the Real Property Seller; (ii) zoning and other land use laws regulating the use or occupancy of the Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over the Real Property which are not violated by the current use or occupancy of the Real Property or the operation of the Business as currently conducted thereon; and (iii) easements, covenants, conditions, restrictions and other similar matters of record affecting title to the Real Property which do not or would not impair the use or occupancy of the Real Property in the operation of the Business as currently conducted thereon (such exceptions being hereinafter referred to as the "Permitted Exceptions").  The title which is herein required to be furnished by the Real Property Seller to the Purchaser shall be good and marketable title in accordance with the laws of the State of Georgia, as supplemented by the Revised State Bar of Georgia Title Standards.  All liens, encumbrances or mortgages not expressly listed as Permitted Exceptions will be satisfied by the Real Property Seller at or prior to the time of Closing.

(2)  Except for any rights of the Asset Seller under any lease between the Asset Seller and the Real Property Seller (the “Lease”), which lease will be terminated at the Closing, the Real Property Seller is in full possession of the Real Property and there are no written leases or possessory rights to the Real Property held by any person or entity.

(3) The Real Property has direct vehicular and pedestrian access to a public street adjoining the Real Property and such access is not dependent on any land or other real property interest which is not included in the Real Property.  None of the improvements which are a part of the Real Property is dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Real Property.

(4) All currently existing water, electrical, telecommunications and other utility services or systems for the Real Property have been installed and are operational and sufficient for the operation of the Business as currently conducted thereon.  For each existing public utility service, if any, each such utility service enters the Real Property from an adjoining public street or valid private easement in favor of the supplier of such utility service or appurtenant to the Real Property, and is not dependent for its access, use or operation on any land, building, improvement or other real property interest which is not included in the Real Property.

(5) All certificates of occupancy, permits, licenses, franchises, approvals and authorizations (collectively, the “Real Property Permits”) of all governmental authorities which are required or appropriate to operate the Business as currently conducted thereon have been issued and are in full force and effect. The Real Property Seller has not received any notice from any governmental authority or other entity having jurisdiction over the Real Property threatening a suspension, revocation, modification or cancellation of any Real Property Permit and to the Knowledge of the Real Property Seller (and for purposes hereof the term “Knowledge” means the actual knowledge of a particular Person) there is no basis for the issuance of any such notice or the taking of any such action.

(6) The conditional use classification of the Real Property under applicable zoning laws, ordinances and regulations permits the operation of the Business as currently conducted thereon and permits the improvements located thereon as currently constructed, used and occupied.  There are sufficient parking spaces, loading docks and other facilities at such parcel to comply with such zoning laws, ordinances and regulations.  The Asset Seller’s use or occupancy of the Real Property or any portion thereof or the operation of the Business as currently conducted thereon is dependent on a “conditional use,” “permitted nonconforming use” or “permitted non-conforming structure” or similar variance, exemption or approval from any governmental authority.

(7) No improvements encroach on any land which is not included in the Real Property or on any easement affecting the Real Property, or violate any building lines or set-back lines, and there are no encroachments onto any of the Real Property, or any portion thereof, which encroachment would interfere with the use or occupancy of the Real Property or the continued operation of the Business as currently conducted thereon.

(8) No taxes, assessments, fees, charges or similar costs or expenses imposed by any governmental authority, association or other entity having jurisdiction over the Real Property with respect to the Real Property or portion thereof are delinquent. There is no pending or threatened increase or special assessment or reassessment of any such taxes, fees, charges or similar costs or expenses for any part of the Real Property, other than (i) pending county and school tax increases under consideration by the Troup County Board of Commissioners and the Troup County Board of Education, respectively, and (ii) the ongoing and regular reassessment of property from time to time of the Real Property by pertinent governmental authorities as authorized by law.

(9) To the Knowledge of the Real Property Seller, none of the following exists at the Real Property: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments or disposal areas (other than lakes and dams for lakes, buried brush, buried animals and/or residential trash or refuse which remains from early 20th and 19th century farm houses formerly on the Real Property).

(10)

(A) Neither the Real Property Seller, nor to the Knowledge of the Real Property Seller their predecessors, has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities with respect to the Real Property, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Solid Waste Disposal Act, as amended (“SWDA”) or any other Environmental, Health, and Safety Requirements;

(B) To the Knowledge of the Real Property Seller neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Health, and Safety Requirements.

(C) Neither the Real Property Seller, nor to the Knowledge of the Real Property Seller their predecessors, has, either expressly or by operation of law, assumed or undertaken any liability, including without limitation any obligation for corrective or remedial action, of any other party relating to Environmental, Health, and Safety Requirements.

(D) No facts, events or conditions relating to the past or present facilities, properties or operations of the Real Property Seller, nor to the Knowledge of the Real Property Seller no facts, events or conditions relating to the past or present facilities, properties or operations of their predecessors, will prevent, hinder or limit continued compliance with Environmental, Health, and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental, Health, and Safety Requirements, including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

For purposes of this Agreement the term “Environmental, Health, and Safety Requirements” shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

(11) The Real Property Seller has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. Ron Snider Family Limited Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, and has all requisite power and authority to own and use its properties and to carry on its business as it is presently being conducted.

(12) There are in existence no outstanding options, contracts, commitments, agreements, or rights of any character or nature (other than this Agreement and the Asset Purchase Agreement), that would affect in any manner the sale of the Real Property pursuant to this Agreement.

(13) There are in existence no outstanding options, contracts, commitments, agreements, or rights of any character or nature (other than this Agreement and the Asset Purchase Agreement), that would affect in any manner the sale of the Real Property pursuant to this proceeding.

(14)    (A) The Real Property Seller is not in violation of any material term of any covenant or provision of any mortgage, indenture, debenture, contract, agreement, instrument, judgment, decree, or order.  Neither the execution and delivery of this Agreement, nor the performance or compliance with this Agreement, nor the consummation of the transactions contemplated hereby will result in the violation of or be in conflict with or constitute a default under (i) any term, covenant or provision of any mortgage, indenture, debenture, contract, agreement, instrument, judgment, decree or order, (ii) the partnership agreement of Ron Snider Family Limited Partnership, (iii) any order, writ, injunction, judgment or decree to which the Real Property Seller is a party or by which the Real Property Seller or the Real Property may be bound or affected, or (iv) result in the creation of any mortgage, lien, encumbrance, or charge upon any of the Real Property.

(B) To the best of the Real Property Seller’s Knowledge, the Real Property Seller is not in violation of any material term of any statute, rule or regulation.  To the best of the Real Property Seller’s Knowledge, neither the execution and delivery of this Agreement, nor the performance or compliance with this Agreement, nor the consummation of the transactions contemplated hereby will result in the violation of or be in conflict with or constitute a default under (i) any statute, rule or regulation, or (ii) any statute, rule or regulation of any governmental agency or instrumentality by which the Real Property Seller or the Real Property may be affected.

(C) The Real Property Seller has received no notice of any violation of any law, rule or regulation relating to the Real Property.

(15) This Agreement has been duly executed and delivered by the Real Property Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against each of them in accordance with its terms.

(b) As an inducement to the Real Property Seller to enter into this Agreement and to sell the Real Property and convey the Real Property by means of the Warranty Deed and accept the Note and the Security Deed, the Purchaser makes the following warranties and representations to Real Property Seller and makes the following agreement.

(1) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite power and authority to own and use its properties and to carry on its business as it is presently being conducted and will be conducted following the Closing.  Purchaser has full power and authority to conduct a business substantially similar to the Business at the Real Property, to enter into this Agreement, execute the Note and the Security Deed, and to consummate the transactions contemplated hereby.

(2) There are in existence no outstanding options, contracts  commitments, warrants, debentures, agreements, or rights of any character or nature (other than this Agreement and the Asset Purchase Agreement) that would affect in any manner Purchaser’s ability to execute and deliver the Note and the Security Deed to the Real Property Seller and perform the terms thereof.

(3) There are no actions, suits, claims or proceedings pending or to Purchaser’s Knowledge threatened against Purchaser, at law or in equity, or before any federal, state, municipal or other governmental agency or instrumentality, domestic or foreign.  Purchaser is not in default with respect to any order or decree of any court or of any governmental agency or instrumentality.

(4) To the best of Purchaser’s Knowledge, Purchaser is not in violation of any material term, covenant or provision of any mortgage, indenture, debenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation.  To the best of Purchaser’s Knowledge, neither the execution and delivery of this Agreement, the Note or the Security Deed, nor the performance or compliance with this Agreement, the Note or the Security Deed, nor the consummation of the transactions contemplated hereby will result in the violation of or be in conflict with or constitute a default under (i) any term, covenant or provision of any mortgage, indenture, debenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation, (ii) the Articles of Incorporation or Bylaws of Purchaser, (iii) any order, writ, injunction, judgment, decree, law, statute, rule or regulation of any governmental agency or instrumentality to which Purchaser is a party or by which Purchaser or its assets may be bound or affected, or (iv) except with respect to the Security Deed, result in the creation of any mortgage, lien, encumbrance, or charge upon any of the properties or assets of Purchaser.

(5) The execution, delivery and performance of this Agreement, the Note, the Security Deed and the Security Agreement and all other agreements, instruments and documents to be executed or delivered by Purchaser pursuant to this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the unanimous approval of the Board of Directors of Purchaser and by all other necessary action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Upon execution and delivery thereof, the Note, the Security Deed and the Security Agreement will have been duly executed by Purchaser and will constitute the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

4.  Interim Agreements with Respect to Period Prior to Closing.

(a) Between the date of this Agreement and the Closing Date, and for as long as Purchaser is not in default hereunder or under the Asset Purchase Agreement:

(1) The Real Property Seller shall afford to Purchaser, its legal counsel and other representatives reasonable access to the Real Property and shall furnish Purchaser with such additional information regarding the Real Property as Purchaser may from time to time request.

(2) The Real Property Seller shall:

(i) maintain the Real Property in as good working order and condition as at present (except for any improvements made at the request of the Purchaser), ordinary wear and tear excepted;

(ii) perform all of its obligations under agreements relating to or respecting the Real Property;

(iii) keep n full force and effect present insurance coverage or other comparable insurance coverage, as may be necessary to conserve the Real Property adequately;

(iv) report promptly to Purchaser any fact, circumstance or occurrence that may in any way be expected to result in a material adverse change in the condition of the Real Property; and

(v) give Purchaser prompt written notice of any fact, circumstance, occurrence or matter that would cause any of the representations, warranties or covenants of the Real Property Seller set forth herein to be untrue, incorrect or misleading, and if any such fact, occurrence, circumstance or matter arises following the date hereof, the Real Property Seller shall use its best efforts to cure any such untruth, incorrectness or misleading information.

(3) The Real Property Seller shall not, without the prior written consent of Purchaser:

(i) enter into any contract or commitment or incur or agree to incur any liability with respect to the Real Property except in the normal course of business;

(ii) sell, assign, lease (except for the Lease) or otherwise transfer or dispose of the Real Property.

(b) If all or any material portion of the Real Property shall be condemned prior to the Closing, or a bona fide threat of condemnation shall be made or discovered prior to Closing, or if all or any material portion of the Real Property shall be substantially damaged prior to Closing as a result of fire or other casualty and the Real Property Seller shall not have caused the same to be repaired or replaced prior to Closing, Purchaser may elect to:

(i) terminate this Agreement; or

(ii) close the purchase and reduce the Real Property Purchase Price in the amount of the condemnation award received by the Real Property Seller (which amount the Real Property Seller shall be entitled to retain) or the decrease in value caused by the damage to the Real Property which has not been repaired or replaced prior to Closing, as applicable (in which case the Real Property Seller shall be entitled to retain any insurance proceeds), or

(iii) close the purchase at the Real Property Purchase Price and receive the insurance proceeds plus a cash payment by the Real Property Seller of the applicable deductible amount with respect to such damage.

The Real Property Seller shall give Purchaser prompt written notice thereof upon becoming aware of any such taking or damage or of the existence of a threat of condemnation, as applicable. Purchaser's election under this paragraph (b) shall be exercised by giving written notice thereof to the Real Property Seller within thirty (30) days any after receipt of the written notice from the Real Property Seller of such taking or damage or of the existence of a threat of condemnation, as applicable (or no later than the Closing Date if the Closing Date is less than thirty (30) days after receipt of such notice from the Real Property Seller). Purchaser shall not have the right to terminate this Agreement if the Real Property Seller has caused such damage to be repaired or replaced.

(c) Either party may terminate this Agreement in the event that the Asset Purchase Agreement is terminated in accordance with its terms; provided, however, (i) that upon any such termination the distribution of the Escrow Money shall be governed by the Escrow Agreement and the Asset Purchase Agreement, and provided further, (ii) that no termination of this Agreement shall affect the rights and obligations set forth in Section 5 and Section 11 respecting certain indemnification obligations of the respective parties.

5.  Inspection, Title Examination and Survey.

(a)  Purchaser or its agents shall have the right and privilege of going on the Real Property as needed at any time during the period beginning on the Final Acceptance Date and ending on the date that is fifteen (15) days prior to the Closing Date (the “Inspection Period”) to make such investigations, surveys, inspections and tests of the Real Property as Purchaser may deem necessary. Purchaser shall complete all of such investigations, inspections, surveys and tests within the Inspection Period. However, nothing contained in this paragraph (a) shall confer upon Purchaser the right to terminate this Agreement and Purchaser shall not have the right to terminate this Agreement based solely upon the mere existence of Purchaser’s right or privilege of inspection; any right of Purchaser to terminate this Agreement must be based on a provision of this Agreement which expressly gives Purchaser a right of termination.

(b) In connection with any and all such investigations, inspections, surveys and tests Purchaser hereby agrees to indemnify the Real Property Seller and the Asset Seller and hold the Real Property Seller and the Asset Seller harmless from and against any and all claims, demands, losses, administrative proceedings, and expenses (including attorneys' fees) incurred by the Real Property Seller and/or the Asset Seller as a result of any such investigations, inspections, surveys and tests performed by Purchaser and/or its agents, and this obligation of Purchaser shall survive the Closing or any termination of this Agreement.  The indemnification obligation under this paragraph shall be cumulative with any similar obligation of the Purchaser under the Asset Purchase Agreement.

(c)  Purchaser shall have the right at any time prior to the end of the Inspection Period to examine title to the Real Property and to advise the Real Property Seller in writing of any defects or objections affecting title disclosed by such examination.  The Real Property Seller agrees to exercise its best efforts to clear any such defects or objections prior to Closing.  If the Real Property Seller cannot clear such defects or objections prior to Closing, then Purchaser may either (i) waive such defects or objections and close the transaction in accordance with the terms of this Agreement, or (ii) terminate this Agreement, in which case no party shall have any obligation to any other party under this Agreement (except that Purchaser’s obligation of indemnification under this Section 5 and the obligations of the parties under Section 11(a) shall survive any such termination).

(d) At Closing, the Purchaser shall have obtained title insurance policies from the Title Company (which may be in the form of a mark-up of a pro forma of the Title Commitments (as hereinafter defined)) in accordance with the Title Commitments, insuring the fee simple title of the Real Property Seller to the Real Property, as of the Closing Date (including all recorded appurtenant easements, insured as separate legal parcels), with gap through the date of recording, subject only to Permitted Encumbrances, in the amount of the Real Property Purchase Price and including the endorsements identified herein (the “Title Policies”); the Title Policies shall have the creditor’s rights exception deleted, and shall include the following endorsements (to the extent available in Georgia, but regardless of whether any additional amount is charged for such endorsement), in form and substance reasonably acceptable to the Purchaser: (i) extended coverage endorsement (insuring over the general or standard exceptions); (ii) ALTA Form 3.1 zoning endorsement (with parking and loading docks), or if unavailable in Georgia, a satisfactory zoning letter from the local zoning authorities; (iii) a survey accuracy endorsement (insuring that the Real Property described therein is the real property shown on the Survey delivered with respect thereto and that such Survey is an accurate survey thereof);  (iv) access endorsement (insuring that the Real Property described therein is adjacent to a public street and has direct and unencumbered pedestrian and vehicular access to such public street); (v) ALTA Form 9 owner’s comprehensive endorsement; (vi) tax parcel number endorsement (insuring that the tax parcel number in the endorsement includes all of the Real Property insured thereunder and no other real property); and (vii) if the Real Property insured therein consists of one or more adjacent parcels, a contiguity endorsement (insuring that all of such parcels are contiguous to one another without any gaps or gores which would interfere with the operation of the Business thereon following the Closing); (viii) utilities endorsement (insuring the availability of utilities to the Real Property); (ix) non-imputation endorsement (to the effect that title defects known to the Real Property Seller prior to the Closing shall not be deemed to be “facts known to the insured”); and (x) such other endorsements as reasonably requested by the Purchaser; and the Purchaser shall pay all fees, costs and expenses with respect to the Title Commitments and Title Policies. Purchaser shall proceed diligently to obtain the Title Commitments prior to Closing and the Title Policies at Closing shall use its best efforts to do so.   The Real Property Seller will use its best efforts to assist Purchaser in obtaining the Title Commitments, Title Policies and surveys in form and substance as contemplated by this Agreement, within the time periods set forth therein, including removing from title any liens or encumbrances which are not Permitted Encumbrances.  The Real Property Seller agrees to provide the Title Company with any affidavits as shall be reasonably requested by the Title Company to issue any title policies. Purchaser acknowledges that there is approximately four (4) acres of the Real Property which is separated from the remaining Real Property by Turkey Creek, and agrees that notwithstanding anything to the contrary herein, (i) such separation shall not be considered a gap or gore which would interfere with the operation of the Business thereon following the Closing, (ii) the inability or failure of any Title Company to issue a contiguity endorsement as a result of such separation shall not constitute any default by Real Property Seller or the failure of a condition precedent to Purchaser’s purchase of the Real Property at Closing, or (iii) such separation shall not be deemed to otherwise be any objection to title hereunder.

(e)  The Purchaser will obtain during the Inspection Period at the Purchaser's expense a survey of the Real Property (the “Survey”). Subject to the approval of the Real Property Seller, which approval will not be unreasonably withheld, the parties agree that the Survey shall form the basis for conveyance of the Real Property to Purchaser by the Real Property Seller. The Survey shall be dated no earlier than the date of this Agreement, prepared by a surveyor licensed in Georgia, satisfactory to Purchaser, and conforming to 1999 ALTA/ACSM Minimum Detail Requirements for Land Title Surveys, including Table A Items Nos. 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11(b)(2), 13, 14 15 and 16, and such other standards as the Title Company and the Purchaser require as a condition to the removal of any survey exceptions from the Title Policies, and certified to the Purchaser, the Purchaser’s lender and the Title Company, in a form and with a certification satisfactory to each of such parties. The Survey shall not disclose any encroachment from or onto any of the Real Property or any portion thereof or any other survey defect (other than any survey defects which are Permitted Exceptions) which has not been cured or insured over to the Purchaser’s reasonable satisfaction prior to the Closing; and the Purchaser shall have paid or committed to pay all fees, costs and expenses with respect to the Survey.

6.  Conditions to Closing.  The respective obligations of the parties to close the sale and purchase contemplated hereby shall be subject, (i) in the case of the Purchaser’s said obligation, to the satisfaction (or waiver by Purchaser) of the conditions precedent set forth in paragraph (a) of this Section 6, and (ii) in the case of the Real Property Seller’s said obligation, to the satisfaction (or waiver by the Real Property Seller) of the conditions precedent set forth in paragraph (b) of this Section 6.

(a) The obligation of the Purchaser to close the purchase and sale contemplated hereby shall be subject to the satisfaction (or waiver by Purchaser) of the following conditions precedent:

(1)  All representations and warranties of the Real Property Seller contained herein shall have been true and correct in all material respects on the date hereof and on the Closing Date and the Real Property Seller shall have performed all agreements and covenants to be performed by it at or prior to Closing.

(2)  Neither the Purchaser nor the Real Property Seller shall have terminated this Agreement as permitted hereby in accordance with the terms hereof.

(3) The Purchaser shall have obtained, no later than Closing, a commitment for an ALTA Owner’s Title Insurance Policy or other form of policy acceptable to the Purchaser for the Real Property, issued by a title insurance company reasonably satisfactory to the Purchaser (the “Title Company”), together with a copy of all documents referenced therein (the “Title Commitments”).

(4)  The closing of the Asset Purchase Agreement shall have occurred in accordance with the terms of the Asset Purchase Agreement.

(5)  No notice shall have been given of proceedings filed or commenced by any governmental authority or other agency having powers of condemnation concerning any material portion of the Real Property.

(6)  No action or proceeding shall have been instituted or threatened prior to or at Closing before any court or governmental agency or instrumentality, the result of which could prevent or make illegal the consummation of the acquisition by Purchaser of the Real Property hereunder, or the consummation of the transactions contemplated hereunder, or which would materially adversely affect the Real Property.

(7) The form and substance of all opinions, certificates, instruments of transfer and other documents to be furnished hereunder by the Real Property Seller and its counsel shall be reasonably satisfactory in all respects to Purchaser and its counsel.

(8) Real Property Seller hall have executed and delivered to Purchaser the Warranty Deed and such other documents of instruments as shall be necessary to carry out the terms thereof.

Should any of the foregoing described conditions precedent not be satisfied or waived, then Purchaser may, at its option, terminate this Agreement by written notice to the Real Property Seller, whereupon no party shall have any obligation to any other party under this Agreement; except that notwithstanding the foregoing portion of this sentence, Purchaser’s obligation of indemnification under Section 5 and the parties’ respective obligations under Section 11 shall survive any such termination.

(b) The obligation of the Real Property Seller to close the purchase and sale contemplated hereby shall be subject to the satisfaction (or waiver by the Real Property Seller) of the following conditions precedent:

(1) All representations and warranties of the Purchaser contained herein shall have been true and correct in all material respects on the date hereof and on the Closing Date and the Purchaser shall have performed all agreements and covenants to be performed by it at or prior to Closing.

(2) Neither the Purchaser nor the Real Property Seller shall have terminated this Agreement in accordance with the terms hereof.

(3) The Closing of the Asset Purchase Agreement shall have occurred in accordance with the terms of the Asset Purchase Agreement.

(4) No notice shall have been given of proceedings filed or commenced by any governmental authority or other agency having powers of condemnation concerning the Real Property or any portion thereof.

(5) Purchaser shall have executed and delivered to Seller the Note, the Security Agreement and the Security Deed and such other documents of instruments as shall be necessary to carry out the terms thereof.

(6) No action or proceeding shall have been instituted or threatened prior to or at Closing before any court or governmental agency or instrumentality, the result of which could prevent or make illegal the consummation of the acquisition by Purchaser of the Real Property hereunder, or the consummation of the transactions contemplated hereunder, or which would materially adversely affect the Real Property.

(7) The form and substance of all opinions, certificates, instruments of transfer and other documents to be furnished hereunder by the Purchaser to the Real Property Seller and its counsel shall be reasonably satisfactory in all respects to the Real Property Seller and its counsel.

Should any of the foregoing described conditions precedent not be satisfied or waived, then the Real Property Seller may, at its option, terminate this Agreement by written notice to Purchaser, whereupon no party shall have any obligation to any other party under this Agreement, except that the Purchaser’s obligation of indemnification under Section 5 and the parties’ respective obligations under Section 11(a) shall survive any such termination.

7.   Closing.  The closing of the transactions contemplated hereby (the "Closing") shall take place at such location as the parties shall agree, but if the parties are unable to agree on such location then the Closing shall take place in the offices of the Real Property Seller’s attorneys, Daniel, Hadden & Alford, P. C., at 202 North Lewis Street, LaGrange, Georgia, 30240, at such time as the parties shall agree, but in any event no later than the time specified in the Asset Purchaser Agreement for the closing of the transactions contemplated by the Asset Purchase Agreement (the “Closing Date”).

8.  Deliveries and Actions at Closing.

(a)  At Closing, the Real Property Seller shall terminate the Lease and deliver possession of the Real Property to the Purchaser. The Real Property Seller shall also deliver the following at Closing, which, if a document, shall be duly executed and in recordable form if intended to be recorded:

(1)  A Warranty deed conveying fee simple title to the Real Property, free and clear of all liens, restrictions and encumbrances except the Permitted Exceptions (the “Warranty Deed”). The Warranty Deed shall be in the form attached hereto as Exhibit B.

(2)  Such documents as are reasonably required by the Title Company as a condition to insuring title to the Real Property without exceptions, other than the Permitted Exceptions, including the Real Property Seller's affidavit that no improvements, additions, alterations or repairs whatsoever have been made to the Real Property by the Real Property Seller within the last ninety-five (95) days immediately preceding Closing, or if there have been any such improvements, additions, alterations or repairs that the providers thereof have been paid in full. Provided, however, that if any such improvements, additions, alterations or repairs have been made with Purchaser’s prior agreement to pay for the same (the “Purchaser Improvements”) and Purchaser has not paid for the Purchaser Improvements at or before Closing, the Purchaser shall pay for the same at Closing and if Purchaser does not so pay for the same at Closing the inability of the Real Property Seller to provide such affidavit as to the Purchaser Improvements shall not be a default of the Real Property Seller under this Agreement and the failure of the Title Company to issue insurance as a result of such failure of Purchaser shall not be a condition precedent which will otherwise excuse Purchaser from its obligation to purchase the Real Property at Closing.

(3)  The Real Property Seller's certificate that the Real Property Seller's representations and warranties set forth herein are true and correct as of Closing.

(4)  An affidavit that the Real Property Seller is not a foreign person within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended.

(5)  The Real Property Seller's affidavit establishing that no amounts are required to be withheld at the Closing for Georgia income taxes (and in the event such affidavit is not provided, the Real Property Seller authorizes the closing agent or attorney to withhold any applicable amounts from the Real Property Seller's net proceeds and pay them to the Georgia Department of Revenue).

(b)  At Closing, the Purchaser shall deliver to the Real Property Seller the Note, the Security Deed and the Security Agreement, all duly executed and with the Security Deed in recordable form, shall provide such assurances to the Real Property Seller as shall be reasonably requested by the Real Property Seller and its counsel that the Security Deed is and will be a first priority lien against the Real Property, and shall deliver copies of resolutions of the Board of Directors of Purchaser, certified as true and correct by the Secretary of Purchaser, authorizing and approving the execution of this Agreement by Purchaser and the purchase of the Real Property hereunder and authorizing and approving the execution of the Note, the Security Deed and the Security Agreement and all other agreements, documents and instruments required under this Agreement.

(c)  At Closing, the Escrow Money shall be delivered in accordance with the provisions of the Escrow Agreement.

(d)   Property taxes, utilities and similar amounts shall be prorated as of the Closing Date. If the current year's taxes are not known on the Closing Date, the proration shall be based upon the previous year's taxes.

(e)  The parties hereto authorize any participant in the transaction contemplated hereby to file any informational return required by the Internal Revenue Code of 1986, as amended.

9.  Post Closing Actions.  After the Closing, the parties shall perform all other acts or deeds as shall be reasonably necessary to carry out the intent of this Agreement, including, without limitation, the items set out in this Section, and this provision shall survive the Closing.

(a)  Each of the parties shall execute from time to time upon request of the other party such documents or instruments as the other party shall reasonably request in order to more fully carry out the terms of this Agreement.

(b) If the current year's taxes are not known on the Closing Date and the proration is based upon the previous year's taxes, and Purchaser and the Real Property Seller agree to adjust between themselves any difference in the tax proration after the actual tax bill for the year of Closing is available.

10.  Costs.  The Real Property Seller shall pay the Real Property Seller's attorney's fees and all real estate transfer taxes on the warranty deed incident to this transaction.  Purchaser shall pay the premium for issuance to Purchaser of the Title Policies and for the Survey. Purchaser shall also pay any costs due to any lender financing Purchaser's purchase of the Real Property, all costs of obtaining funds to pay the portion of the Real Property Purchase Price which is due at Closing, all recording fees on recordable documents (except those necessary to clear any liens, restrictions and encumbrances other than the Permitted Exceptions, which shall be paid by the Real Property Seller), all Georgia intangible tax with respect to any portion of the Real Property Purchase Price to be paid after the Closing which is evidenced by the Note and the Security Deed, and Purchaser's attorney's fees.

11.  Brokers.

(a) Except or Chapman Associates, Broker, the sole broker identified in Attachment II attached hereto and incorporated herein by reference (the “Broker”), the Real Property Seller and the Purchaser each represent and warrant to the other that no commission or fee is or will be owed for brokerage or similar services in connection with this transaction as a result of its actions, and each of the Purchaser and the Real Property Seller agrees to indemnify and hold each other harmless from and against any and all liabilities, claims, costs or expenses (including attorney's fees) that may be imposed upon, incurred by or asserted against such other party by reason of any action taken by the indemnifying party which results in the imposition of or assertion against such other party of any liabilities, claims, costs or expenses. This provision shall survive the Closing or any termination of this Agreement.

(b) The Real Property Seller and Broker have negotiated the commission to be paid to the Broker with respect to the transaction contemplated hereby, and the Real Property Seller will pay Broker such commission.  The parties acknowledge that Broker has acted for the Real Property Seller in this transaction, and has not represented the Purchaser.

12.  Disclaimer of Warranties.  The Real Property and all buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the Real Property are sold “as is, where is” with no warranties or representations except as expressly provided herein. Further, except as expressly provided in the Agreement, Purchaser acknowledges and agrees that the Real Property Seller has not made, does not make and specifically negates any representations, agreements, or guarantees, express, implied, oral or written, with respect to the physical condition of the Real Property, the income to be derived from the Real Property, the compliance by the Real Property with any laws, rules, ordinances or regulations (including environmental laws), or the state of repair of the Real Property. Purchaser further acknowledges that it has been given the opportunity to inspect the Real Property. Purchaser’s acknowledgements as set forth in this Section shall survive the Closing or the termination of this Agreement, as applicable.

13.  Notices.  Any notice required or permitted to be given hereunder shall be deemed to have been given when personally delivered or deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid and properly addressed to the respective party to whom such notice relates at the following addresses:

TO PURCHASER:

Great American Family Parks, Inc.

208 South Academy Avenue

Suite 130

Eagle, Idaho   83616

Attn:  Mr. Larry L. Eastland

with a copy to:

John L. Runft, Esq.

Runft Law Offices, PLLC

1020 West Main Street

Suite 400

Boise, Idaho  83702

TO REAL PROPERTY SELLER:

Mr. Ronald E. Snider

P. O. Box 1141

Pine Mountain, Georgia 31822

with a copy to:

Wayne Hadden, Esq.

Daniel, Hadden & Alford, P. C.

202 North Lewis Street

LaGrange, Georgia 30240

or at such alternate addresses as shall be specified by notice given in the manner herein provided.

14.  Default and Breach.

(a) In the event the Real Property Seller defaults in the performance of any of its obligations under this Agreement and shall not have cured such default within thirty (30) days after notice of such default from Purchaser, then the Purchaser may either (i) terminate this Agreement and receive a return of the Escrow Money, in which case neither party shall have any obligations under this Agreement (except for the Purchaser’s indemnification obligations under Section 5 and the parties’ obligations under Section 11(a), which shall survive any such termination) or (ii) pursue and obtain specific performance of such obligations under this Agreement.

(b) In the event the Purchaser defaults in the performance of any of its obligations under this Agreement and shall not have cured such default within thirty (30) days after notice of such default from Real Property Seller, then the Real Property Seller may demand that the Escrow Money be paid to the Real Property Seller to be applied against any damages the Real Property Seller may sustain as a result of the Purchaser's default, in which case any escrow agent holding the Escrow Money shall pay the Escrow Money to the Real Property Seller to be applied against such damages, but the receipt of the Escrow Money or any part thereof by the Real Property Seller shall not preclude the Real Property Seller from pursuing additional damages recoverable at law, if any, which the Real Property Seller has sustained due to such default of the Purchaser.

15.  Section 1031 Exchange.  The parties agree that to enable the Real Property Seller, if the Real Property Seller so desires, to effect a "like kind" exchange under applicable provisions of the Internal Revenue Code, the Real Property Seller may, by written notice given prior to the Closing, advise the Purchaser of its election to attempt such an exchange with respect to all or any portion of the Real Property Purchase Price as designated by the Real Property Seller.  The Purchaser agrees to cooperate with the Real Property Seller in connection with the closing of a "like kind" exchange and to execute all documents and to perform all actions reasonably requested by the Real Property Seller in connection with any such exchange; provided, however, that the Purchaser shall not as a result thereof be required to incur any additional expenses, assume any liabilities with respect to the exchange properties, take title to the exchange properties, or postpone the Closing.

16.  Costs.  If either party initiates any action or proceeding  to enforce any of its rights hereunder or to seek damages for any violation hereof, then, in addition to all other remedies that may be granted, the prevailing party shall be entitled to recover reasonable attorneys’ fees and all other costs that it may sustain in connection with such action or proceeding.

17.  Prior Discussions and Agreements.  This Agreement supersedes all prior representations, warranties, discussions and agreements by or between the Real Property Seller and the Purchaser with respect to the purchase or conveyance of the Real Property and all other matters contained herein and constitutes the sole and entire agreement between the Real Property Seller and the Purchaser with respect thereto.

18.  Survival of Provisions.  Without limiting any provision hereof which provides that one or more specific covenants of a party survive any termination of this Agreement or the Closing, all covenants, warranties, representations, and agreements set forth in this Agreement will survive the Closing of the purchase and sale of the Real Property, and will survive the execution of all deeds and other documents at any time executed and delivered under, pursuant to, or by reason of this Agreement; provided, however, that notwithstanding the foregoing:

(a) The Real Property Seller will have no liability with respect to the matters described in subparagraphs (a)(3) through (a)(10), and (a)(13) and (a)(14) of Section 3 of this Agreement unless Purchaser notifies the Real Property Seller of a breach thereof on or prior to the date which is two (2) years and one hundred twenty (120) days after the Closing Date; and

(b) Any warranties of the Real Property Seller which are set forth in the Warranty Deed shall survive the Closing indefinitely.

19.  Construction.  No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provision.

20.  Exhibits. All exhibits, schedules and attachments referred to in this Agreement are deemed to be attached to this Agreement and incorporated by reference herein.

21.  Submission to Jurisdiction.  Each of the parties submits to the jurisdiction of any of the State Court or Superior Court of Troup County, Georgia and the federal District Court for the Northern District of Georgia, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

22.  Miscellaneous.  Except as expressly contemplated hereby, this Agreement shall not confer any rights or remedies upon any party other than the parties hereto and their respective successors and permitted assigns. No amendment to this Agreement shall be binding unless such amendment is in writing and executed by all parties with the same formality as this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, administrators, executors, and permitted assigns.  If any term, covenant, or condition of this Agreement shall to any extent be held by any court or tribunal having jurisdiction thereof to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.  Time is of the essence of this Agreement.  This Agreement shall be governed in all respects in accordance with the laws of the State of Georgia.  All rights, powers, and privileges hereunder shall be cumulative with and not restricted to those given by law.  If any time limit specified herein expires on a day which is not a regular business day, then such time limit shall be extended through the close of business on the next following regular business day.  The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement. Purchaser may not assign its rights hereunder unless with the Real Property Seller's prior written consent.  No failure of any party to exercise any power given hereunder or to insist upon strict compliance by any other party with its obligations hereunder and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of any party's right later to demand exact compliance with the terms hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have hereunto set their respective hands and seals on the dates set forth below.

THE REAL PROPERTY SELLER:

RON SNIDER FAMILY LIMITED PARTNERSHIP

BY: /s/ Ronald E. Snider        (SEAL)

      Ronald E. Snider, General Partner

BY: /s/ Vivian D. Snider        (SEAL)

      Vivian D. Snider, General Partner

DATE:_______________________

/s/ Ronald E. Snider                (SEAL)

Ronald E. Snider

/s/ Vivian D. Snider                (SEAL)

Vivian D. Snider

DATE:_______________________

PURCHASER:

GREAT AMERICAN FAMILY PARKS, INC.

BY: /s/ Larry L. Eastland           (SEAL)

TITLE:_________________________

DATE:_______________________

Exhibit A

To Real Estate Purchase Agreement

PURCHASE MONEY PROMISSORY NOTE

_________, 2005

$2,000,000.00

LaGrange, Georgia

FOR VALUE RECEIVED, Great American Family Parks, Inc. (the "Purchaser"), promises to pay to the order of Ronald E. Snider, Vivian D. Snider, and Ron Snider Family Limited Partnership (herein collectively the "Seller" and, along with each subsequent holder of this Note, referred to as the "Holder"), the principal sum of Two Million and 0/100 DOLLARS ($2,000,000.00), with interest on the outstanding principal balance of this Note from the date hereof until fully paid at a simple interest rate of seven and one-half percent (7.5%) per annum, as hereinafter provided.

1. This Note shall be payable in eight three (83) consecutive monthly installments of principal and interest in the amount of Thirty Thousand, Six Hundred Seventy-Six and 60/100 DOLLARS $30,676.60 each, commencing on the first day of _____, 2005, and continuing on the first day of each successive month thereafter, with a final payment of all unpaid principal hereof, and accrued and unpaid interest hereon, being due on _______ 1, 2012.

2.  Interest shall be calculated on the basis of three hundred and sixty (360) days per year for the actual number of days elapsed.

3.  The principal hereof and interest hereon shall be payable in lawful money of the United States of America, at P. O. Box 1141, Pine Mountain, Georgia 31822, or at such other place as the Holder hereof may designate in writing to the Purchaser. The Purchaser may prepay this Note in full or in part at any time without notice, penalty, prepayment fee, or payment of unearned interest. All payments hereunder received from the Purchaser by the Holder shall be applied first to interest to the extent then accrued and then to principal, in inverse order of maturity.

4. This Note is secured by (i) a Deed to Secure Debt of even date herewith and executed by the Purchaser in favor of the Holder and others conveying real property lying and being in Troup County, Georgia (the “Security Deed”) and (ii) a Security Agreement of even date herewith in favor of the Holder and others and the Purchaser granting to the Holder a security interest in certain personal property (the “Security Agreement”) to each of which reference is hereby made.

5. If:

(i) an Event of Default, as that term is defined either in the Security Deed or in the Security Agreement, or both, should occur; or

(ii) any installment of principal and interest hereunder shall not be paid within thirty (30) days after the due date thereof; or

(iii) during any period of twelve (12) consecutive calendar months Grantor shall have failed to pay when due three (3) or more installment payments hereunder;

then and in any of said events, the Holder shall have the right to declare the unpaid principal of and accrued and unpaid interest on this Note to be forthwith due and payable. Purchaser agrees to pay a late charge of five cents ($.05) for each dollar of each and every monthly installment which is not paid when due, to help defray the added expense incurred by the Holder in handling said delinquent payment, provided that in no event shall interest be due or payable in excess of the maximum interest permitted by applicable law.

6.  The remedies of the Holder as provided herein and in any other documents governing or securing repayment hereof shall be cumulative and concurrent and may be pursued singly, successively, or together, at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall arise.

7.  All parties liable for the payment of this Note agree to pay the Holder hereof reasonable attorneys' fees for the services of counsel employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal, or otherwise, and to indemnity and hold the Holder harmless against liability for the payment of state intangible, documentary and recording taxes, and other taxes (including interest and penalties, if any) which may be determined to be payable with respect to this transaction.

8. In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Purchaser or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Purchaser shall notify the Holder, in writing, that the Purchaser elects to have such excess sum returned to it forthwith. It is the express intent hereof that the Purchaser not pay and the Holder not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Purchaser under applicable law.

9. No act of omission or commission of the Holder, including specifically any failure to exercise any right, remedy, or recourse, shall be effective unless set forth in a written document executed by the Holder, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy, or recourse as to any subsequent event.

10. The Purchaser and all sureties, endorsers, and guarantors of this Note hereby (i) waive demand, presentment of payment, notice of nonpayment, protest, notice of protest and all other notice, filing of suit, and diligence in collecting this Note, or in enforcing any of its rights under any guaranties securing the repayment hereof; (ii) agree to any substitution, addition, or release of any collateral or any party or person primarily or secondarily liable hereon; (iii) agree that the Holder shall not be required first to institute any suit, or to exhaust his, their, or its remedies against the Purchaser or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; (iv) consent to any extension, rearrangement, renewal, or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent, or consideration to any of them; and (v) agree that, notwithstanding the occurrence of any of the foregoing (except with the express written release by the Holder or any such person), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note.

11. Whenever used in this Note, the words "Purchaser" and "Holder" shall be deemed to include the Purchaser and the Holder named in the opening paragraph of this Note, and their respective heirs, executors, administrators, legal representatives, successors, and assigns. It is expressly understood and agreed that the Holder shall never be construed for any purpose as a partner, joint venturer, co-principal, or associate of the Purchaser, or of any person or party claiming by, through, or under the Purchaser in the conduct of their respective businesses.

12.  Time is of the essence of this Note.

13. This Note shall be construed and enforced in accordance with the laws of the State of Georgia. The Purchaser and each of the other parties, if any, liable under this Note, submits to the jurisdiction of any of the State Court or Superior Court of Troup County, Georgia and the Federal District Court for the Northern District of Georgia, in any action or proceeding arising out of or relating to this Note, the Security Deed or the Security Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  The Purchaser and any other party liable under this Note also agrees not to bring any action or proceeding arising out of or relating to this Note in any other court.

14. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

15. All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

IN WITNESS WHEREOF, the Purchaser has executed this instrument under seal as of the day and year first above written.

Great American Family Parks, Inc.

By: /s/ Larry L. Eastland            (SEAL)

Title: ___________________________

Attest: _____________________

Title: ______________________

[CORPORATE SEAL]

Exhibit B

To Real Estate Purchase Agreement

After recording, return to:

____________________

____________________

____________________

STATE OF GEORGIA

COUNTY OF TROUP

WARRANTY DEED

THIS INDENTURE is made as of ____________, 20__, between Ronald E. Snider, Vivian D. Snider, and Ron Snider Family Limited Partnership (hereinafter referred to collectively as the "Grantor") and Great American Family Parks, Inc. (hereinafter referred to as the "Grantee") (the terms "Grantor" and "Grantee" to include their respective heirs, successors, executors, administrators, legal representatives and assigns where the context requires or permits).

W I T N E S S E T H

GRANTOR, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed, and does hereby grant, bargain, sell, alien, convey and confirm unto Grantee all those tracts or parcels of land lying and being in Troup County, Georgia which are described by the legal description set forth in the attached Exhibit A, which Exhibit A is incorporated herein and made a part hereof.

TO HAVE AND TO HOLD the said property, together will all and singular the rights, members and appurtenances thereof, to the same being, belonging, or in anywise appertaining, to the only proper use, benefit and behoof of Grantee forever in FEE SIMPLE; subject only to the matters (hereinafter referred to as "Permitted Exceptions") set out in the attached Exhibit B, which Exhibit B is incorporated herein.

AND GRANTOR WILL WARRANT and forever defend the right and title to the said property unto Grantee against the claims of all persons whomsoever, except for claims arising under or by virtue of the Permitted Exceptions.

EXECUTED under seal as of the date above.

GRANTOR:

Signed, sealed and delivered

in the presence of:

_____________________________

/s/ Ronald E. Snider  (SEAL)

Unofficial Witness

Ronald E. Snider

_________________________

Notary Public

Commission Expiration Date: _______

(NOTARIAL SEAL)

Signed, sealed and delivered

in the presence of:

_____________________________

/s/ Vivian D. Snider (SEAL)

Unofficial Witness

Vivian D. Snider

_________________________

Notary Public

Commission Expiration Date: _______

(NOTARIAL SEAL)

Signed, sealed and delivered

Ron Snider Family Limited Partnership

in the presence of:

_____________________________

By: /s/ Ronald E. Snider       (SEAL)

Unofficial Witness

Ronald E. Snider, as General Partner

_________________________

Notary Public

Commission Expiration Date: _______

(NOTARIAL SEAL)

EXHIBIT A

TO

WARRANTY DEED

The Legal Description

A parcel of land located in Land Lots 137 and 170 of the 3rd Land District, and Land Lots 8,

9, 10, 25 and 26 of the 4th Land District, all in Troup County, Georgia, said parcel being more particularly described as follows:

Commencing at the intersection of Oak Grove Road and Tucker Road located in Land Lot

10 of the 4th Land District, Troup County, Georgia:

THENCE South 28 degrees 04 minutes 4l seconds East for a distance of 76.37 feet to an Iron

Pin Found on the Southerly right-of-way of  Oak Grove Road and the POINT OF

BEGINNING of the parcel herein described;

THENCE along the Southerly right-of-way of Oak Grove Road on a curve to the left having a radius of 460.70 feet and an arc distance of 178.10 feet, said arc being subtended by a chord of South 68 degrees 38 minutes 48 seconds East for a distance of 176.99 feet to an Iron Pin Found;

THENCE continuing along said right-of-way South 78 degrees 16 minutes 25 seconds East for a distance of 418.55 feet to an Iron Pin Found;

THENCE leaving said right-of-way South 00 degrees 04 minutes 25 seconds East for a distance of 665.57 feet to an Iron Pin Found;

THENCE South 70 degrees 50 minutes 38 seconds East for a distance of 355.42 feet to an Iron Pin Found;

THENCE South 02 degrees 12 minutes 25 seconds West for a distance of 494.00 feet to an Iron Pin Found;

THENCE South 87 degrees 57 minutes 18 seconds East for a distance of 300.63 feet to an Iron Pin Found;

THENCE South 02 degrees 06 minutes 24 seconds West for a distance of 2412.16 feet to an Iron Pin Found;

THENCE North 88 degrees 32 minutes 40 seconds West for a distance of 1243.84 feet to an Iron Pin Found on Land Lot Line 137 of the 3rd Land District and Land Lot Line 9 of the 4th

Land District of Troup County, Georgia;

THENCE South 02 degrees 05 minutes 25 seconds West for a distance of 197.06 feet to an Iron Pin Found on the Southerly right-of-way of a 100 foot Georgia Power Line easement;

THENCE continuing South along said Land Lot Line to the centerline of Turkey Creek and a Point as shown on a plat for Andrew M. Taylor dated 2-18-2004 by P.C. Flynn and noted as “D”;

THENCE continuing along the centerline of Turkey Creek in a Westerly direction to a Point, “C’ as shown on said Andrew M. Taylor plat;

THENCE Southerly along the Easterly property line of Andrew M. Taylor to a Point on the South Land Lot Line of Land Lot 9 of the 4th Land District and North Land Lot Line of Land Lot 8 of the 4th Land District;

THENCE in a Westerly direction along said Land Lot Line and Northerly property line of Andrew M. Taylor to the Southwest Corner of Land Lot 9 of the 4th Land District;

THENCE Northerly along the Westerly Land Lot Line 9 to the Centerline of Turkey Creek; THENCE following Turkey Creek in a Northwesterly direction to a Point on the Easterly right-of-way of Floyd Road, having an 80 foot right-of-way;

THENCE continuing along the Easterly right-of-way of Floyd Road in a Northerly direction to the Southwest property corner of Byron Butts, Sr.;

THENCE easterly along the Southerly property line to the Southeast property corner of Byron Butts, Sr.;

THENCE in a Northerly direction along the Easterly property line of Byron Butts, Sr. to a Point on the Southerly right-of-way of Oak Grove Road, having an 80 foot right-of-way;

THENCE continuing along Oak Grove Road in a Easterly direction to the Northwesterly corner of Tract 3 as shown on a plat recorded in Plat Book 33, Page 226 of the Troup County, Georgia records;

THENCE in a Southerly direction along the Westerly property line of Tract 3 to the Southwest corner of Tract 3;

THENCE in an Easterly direction along the southerly line of Tract 3 and a portion of Tract 2 as shown on a plat recorded in Plat Book 33, Page 226 of the Troup County, Georgia records to the Northwest corner of the Oak Grove Congregational Christian Church property as shown on plat recorded in Plat Book 24, Page 61 of the Troup County, Georgia records;

THENCE in a Southerly direction along the Westerly property line of the Oak Grove Congregational Christian Church property to an Iron Pin Found at the centerline of Murphy Cemetery Road;

THENCE South 72 degrees 26 minutes 16 seconds East for a distance of 13.24 feet to an Iron Pin Found on the Southeasterly right-of-way of Murphy Cemetery Road;

THENCE continuing along said right-of-way North 17 degrees 33 minutes 44 seconds East for a distance of 144.22 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 23 degrees 20 minutes 44 seconds East for a distance of 132.31 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 53 degrees 28 minutes 44 seconds East for a distance of 232.63 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 66 degrees 23 minutes 44 seconds East for a distance of 250.03 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 78 degrees 43 minutes 44 seconds East for a distance of 473.06 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 87 degrees 09 minutes 44 seconds East for a distance of 229.08 feet to an Iron Pin Found;

THENCE continuing along said right-of way North 77 degrees 12 minutes 44 seconds East for a distance of 13.45 feet to an Iron Pin Found;

THENCE leaving said right-of-way South 02 degrees 02 minutes 03 seconds West for a distance of 213.54 feet to an Iron Pin Found;

THENCE North 87 degrees 38 minutes 05 seconds East for a distance of 214.99 feet to an Iron Pin Found;

THENCE North 02 degrees 08 minutes 50 seconds East for a distance of 203.52 feet to an Iron Pin on the Southerly right-of-way of Oak Grove Road and The POINT OF BEGINNING.

Said property contains approximately +/- 516 acres, but expressly excludes approximately 25 non-contiguous acres which is separated from the other land by Floyd Road.

EXHIBIT B

TO

WARRANTY DEED

The Permitted Exceptions

(1) Real estate taxes, assessments and other governmental levies, fees or charges imposed with respect to the real property described in this deed which are not due and payable as of the date of the execution and delivery hereof, or which are being contested in good faith and for which appropriate reserves have been established in accordance with the accounting methods employed by the Grantor.

(2) Zoning and other land use laws regulating the use or occupancy of the real property described in this deed or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over the said real property which are not violated by the current use or occupancy of the said real property or the operation of the business which is currently conducted thereon.

(3) All easements, covenants, conditions, restrictions and other similar matters of record affecting title to the real property described in this deed which do not or would not impair the use or occupancy of the said real property in the operation of the business which is being operated on the said real property as of the date of the execution of this deed.

ATTACHMENT I

REAL ESTATE PURCHASE AGREEMENT

LEGAL DESCRIPTION

A parcel of land located in Land Lots 137 and 170 of the 3rd Land District, and Land Lots 8,

9, 10, 25 and 26 of the 4th Land District, all in Troup County, Georgia, said parcel being more particularly described as follows:

Commencing at the intersection of Oak Grove Road and Tucker Road located in Land Lot

10 of the 4th Land District, Troup County, Georgia:

THENCE South 28 degrees 04 minutes 4l seconds East for a distance of 76.37 feet to an Iron

Pin Found on the Southerly right-of-way of  Oak Grove Road and the POINT OF

BEGINNING of the parcel herein described;

THENCE along the Southerly right-of-way of Oak Grove Road on a curve to the left having a radius of 460.70 feet and an arc distance of 178.10 feet, said arc being subtended by a chord of South 68 degrees 38 minutes 48 seconds East for a distance of 176.99 feet to an Iron Pin Found;

THENCE continuing along said right-of-way South 78 degrees 16 minutes 25 seconds East for a distance of 418.55 feet to an Iron Pin Found;

THENCE leaving said right-of-way South 00 degrees 04 minutes 25 seconds East for a distance of 665.57 feet to an Iron Pin Found;

THENCE South 70 degrees 50 minutes 38 seconds East for a distance of 355.42 feet to an Iron Pin Found;

THENCE South 02 degrees 12 minutes 25 seconds West for a distance of 494.00 feet to an Iron Pin Found;

THENCE South 87 degrees 57 minutes 18 seconds East for a distance of 300.63 feet to an Iron Pin Found;

THENCE South 02 degrees 06 minutes 24 seconds West for a distance of 2412.16 feet to an Iron Pin Found;

THENCE North 88 degrees 32 minutes 40 seconds West for a distance of 1243.84 feet to an Iron Pin Found on Land Lot Line 137 of the 3rd Land District and Land Lot Line 9 of the 4th

Land District of Troup County, Georgia;

THENCE South 02 degrees 05 minutes 25 seconds West for a distance of 197.06 feet to an Iron Pin Found on the Southerly right-of-way of a 100 foot Georgia Power Line easement;

THENCE continuing South along said Land Lot Line to the centerline of Turkey Creek and a Point as shown on a plat for Andrew M. Taylor dated 2-18-2004 by P.C. Flynn and noted as “D”;

THENCE continuing along the centerline of Turkey Creek in a Westerly direction to a Point, “C’ as shown on said Andrew M. Taylor plat;

THENCE Southerly along the Easterly property line of Andrew M. Taylor to a Point on the South Land Lot Line of Land Lot 9 of the 4th Land District and North Land Lot Line of Land Lot 8 of the 4th Land District;

THENCE in a Westerly direction along said Land Lot Line and Northerly property line of Andrew M. Taylor to the Southwest Corner of Land Lot 9 of the 4th Land District;

THENCE Northerly along the Westerly Land Lot Line 9 to the Centerline of Turkey Creek; THENCE following Turkey Creek in a Northwesterly direction to a Point on the Easterly right-of-way of Floyd Road, having an 80 foot right-of-way;

THENCE continuing along the Easterly right-of-way of Floyd Road in a Northerly direction to the Southwest property corner of Byron Butts, Sr.;

THENCE easterly along the Southerly property line to the Southeast property corner of Byron Butts, Sr.;

THENCE in a Northerly direction along the Easterly property line of Byron Butts, Sr. to a Point on the Southerly right-of-way of Oak Grove Road, having an 80 foot right-of-way;

THENCE continuing along Oak Grove Road in a Easterly direction to the Northwesterly corner of Tract 3 as shown on a plat recorded in Plat Book 33, Page 226 of the Troup County, Georgia records;

THENCE in a Southerly direction along the Westerly property line of Tract 3 to the Southwest corner of Tract 3;

THENCE in an Easterly direction along the southerly line of Tract 3 and a portion of Tract 2 as shown on a plat recorded in Plat Book 33, Page 226 of the Troup County, Georgia records to the Northwest corner of the Oak Grove Congregational Christian Church property as shown on plat recorded in Plat Book 24, Page 61 of the Troup County, Georgia records;

THENCE in a Southerly direction along the Westerly property line of the Oak Grove Congregational Christian Church property to an Iron Pin Found at the centerline of Murphy Cemetery Road;

THENCE South 72 degrees 26 minutes 16 seconds East for a distance of 13.24 feet to an Iron Pin Found on the Southeasterly right-of-way of Murphy Cemetery Road;

THENCE continuing along said right-of-way North 17 degrees 33 minutes 44 seconds East for a distance of 144.22 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 23 degrees 20 minutes 44 seconds East for a distance of 132.31 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 53 degrees 28 minutes 44 seconds East for a distance of 232.63 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 66 degrees 23 minutes 44 seconds East for a distance of 250.03 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 78 degrees 43 minutes 44 seconds East for a distance of 473.06 feet to an Iron Pin Found;

THENCE continuing along said right-of-way North 87 degrees 09 minutes 44 seconds East for a distance of 229.08 feet to an Iron Pin Found;

THENCE continuing along said right-of way North 77 degrees 12 minutes 44 seconds East for a distance of 13.45 feet to an Iron Pin Found;

THENCE leaving said right-of-way South 02 degrees 02 minutes 03 seconds West for a distance of 213.54 feet to an Iron Pin Found;

THENCE North 87 degrees 38 minutes 05 seconds East for a distance of 214.99 feet to an Iron Pin Found;

THENCE North 02 degrees 08 minutes 50 seconds East for a distance of 203.52 feet to an Iron Pin on the Southerly right-of-way of Oak Grove Road and The POINT OF BEGINNING.

Said property contains approximately +/- 516 acres, but expressly excludes approximately 25 non-contiguous acres which is separated from the other land by Floyd Road.

ATTACHMENT II

REAL ESTATE PURCHASE AGREEMENT

BROKER

Chapman Associates, Broker

6201 Fairview Road, Suite 315

Charlotte, North Carolina 28210